Exhibit D

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing, with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below), on behalf of each of them on a statement on Schedule 13D (including amendments thereto) with respect to the common stock, par value of $0.0001 per share, of China Autoparts, Inc., a Delaware corporation, and that this Agreement may be included as an exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of February 8, 2005.

JE Castings Investments Limited

By:	/s/ Christopher Hasson
Name:	Christopher Hasson
Title:	Director

Johnson Electric Capital Limited

By:	/s/ Christopher Hasson
Name:	Christopher Hasson
Title:	Director

Johnson Electric Holdings Limited

By:	/s/ Susan Yip Chee Lan
Name:	Susan Yip Chee Lan
Title:	Company Secretary